Exhibit 99.2

UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re	Chapter 11
Case No. 05-10104 (PJW)
ULTIMATE ELECTRONICS, et al.,
Jointly Administered
Debtors.
Related Docket No. 15, 58, 76, & 173

FINAL ORDER (1) APPROVING POST-PETITION

FINANCING, (2) AUTHORIZING USE OF CASH COLLATERAL

PURSUANT TO 11 U.S.C. § 363, (3) GRANTING LIENS AND

PROVIDING SUPER-PRIORITY ADMINISTRATIVE EXPENSE

STATUS PURSUANT TO 11 U.S.C. §§ 363 AND 364, (4) AUTHORIZING

PAYMENT OF ACCRUED INTEREST, AND (5) MODIFYING AUTOMATIC STAY

THIS MATTER having come before the Court upon motion (the “DIP Motion”) by Ultimate Electronics, Inc., Fast Trak, Inc., Ultimate Intangibles Corp., Ultimate Leasing Corp., Ultimate Electronics Partners Corp., Ultimate Electronics Leasing LP, and Ultimate Electronics Texas LP (each a “Debtor” and collectively, the “Debtors”), each as a debtor and debtor-in-possession in the above captioned chapter 11 cases (collectively, the “Cases”) seeking, among other things, an order authorizing the Debtors to:

(i)            Obtain credit and incur debt up to the aggregate principal amount of $118,547,500 secured by liens (as defined in Section 101(37) of Title 11, U.S.C., as amended (the “Bankruptcy Code”) and referred to and defined in more detail herein as the “DIP Liens”) on property of the Debtors’ estates pursuant to Sections 364(c)(2), 364(c)(3) and 364(d) of the Bankruptcy Code and with priority, as to administrative expenses, as provided in Section 364(c)(1) of the Bankruptcy Code;

(ii)           (a) establish on a final basis that financing arrangement (as amended, modified and in effect from time to time, the “DIP Credit Facility”) as provided for in that certain Debtor-in-Possession Credit Agreement, attached hereto as Exhibit A (as amended, modified and in effect from time to time, and together with any and all other related documents and agreements entered into in connection with or related to the DIP Credit Facility, including, without limitation, any fee letters, the “DIP Credit Agreement”) by and among Wells Fargo Retail Finance LLC, as Arranger and Agent (the “DIP Agent”), for itself and the lenders party thereto (including the lenders in relation to the DIP Tranche B Loan (as defined below) and the lenders in relation to the DIP Tranche C Loan (as defined below, collectively, the “DIP Lenders”), and (b) incur the “Obligations” under and as defined in the DIP Credit Agreement (collectively, the “DIP Obligations”) which such DIP Obligations shall include, without limitation, payment of fees and Bank Product Obligations (defined in the DIP Credit Agreement to include any service or facility extended to the Debtors or their subsidiaries by the DIP Agent or any of its affiliates, including, without limitation, credit cards, credit card processing services, debit cards, purchase cards, ACH transactions, cash management, including controlled disbursement accounts or services, and hedge agreements);

(iii)          Authorize the use of the proceeds of the DIP Credit Facility as per the terms of the DIP Credit Agreement, subject to the rights of non-Debtor parties set forth in paragraph 3 hereof;

(iv)          Provide (a) the DIP Agent (for the benefit of the DIP Lenders) with liens upon all of the Debtors’ real and personal property (except leasehold interests as set forth in paragraph 2.1 below) and (b) the Pre-Petition Agent (for the benefit of the Pre-Petition Lenders) the Replacement Liens (as defined below) both as provided in and as contemplated by this Final Order, the DIP Credit Facility and the DIP Credit Agreement;

(v)           Grant (a) the DIP Agent (for the benefit of the DIP Lenders) a super-priority claim over any and all administrative expenses other than as set forth in paragraph 2.4 below and (b) the Pre-Petition Agent (for the benefit of the Pre-Petition Lenders) a super-priority claim over any and all administrative expenses other than as set forth in paragraph 2.5 below;

(vi)          Authorize the use of cash and other property consisting of “cash collateral” (as such term is defined in Section 363 of the Bankruptcy Code) in which the Pre-Petition Agent and the Pre-Petition Lenders (each as defined below) have an interest (the “Cash Collateral”), on the terms set forth herein; and

(vii)         Modify the automatic stay to the extent necessary and required by the DIP Credit Agreement.

The Court having considered the DIP Motion, the exhibits attached thereto, the evidence adduced and the exhibits entered at the interim hearing on the DIP Motion conducted on January 12 and 13, 2005 (the “Interim Hearing”), the DIP Credit Facility, the DIP Credit Agreement, and the evidence submitted at the final hearing conducted on February 14, 2005 (the “Final Hearing”); and an interim order authorizing a portion of such borrowings having been entered by this Court on January 13, 2005; and all objections to the entry of this final order (the “Final Order”), having been resolved or overruled; and after due deliberation and consideration, and for good and sufficient cause appearing therefor.

BASED UPON THE RECORD ESTABLISHED AT THE FINAL HEARING, THE COURT HEREBY MAKES THE FOLLOWING FINDINGS OF FACT AND CONCLUSIONS OF LAW:

A.            Petition Date.  On January 11, 2005 (the “Petition Date”), the Debtors each filed a voluntary petition under Chapter 11 of the Bankruptcy Code.  The Cases have been administratively consolidated.  The Debtors have continued in the management and operation of their business and property as debtors-in-possession pursuant to Bankruptcy Code Sections 1107 and 1108.  No trustee or examiner has been appointed in these cases.

B.            Jurisdiction and Venue.  This Court has jurisdiction, pursuant to 28 U.S.C. §§ 157(b) and 1334, over these proceedings, and over the persons and property affected hereby.  Consideration of the DIP Motion constitutes a core proceeding under 28 U.S.C. § 157(b)(2).

C.            Committee Formation.  On January 21, 2005 the Office of the United States Trustee appointed an official committee of unsecured creditors (the “Official Committee”).

D.            Notice.  Notice of the DIP Motion, the Final Hearing and the relief granted under this Final Order, given by the Debtors to the Office of the United States Trustee, the Securities and Exchange Commission, the United States Attorney’s General’s Office, the Internal Revenue Service, all holders of Prior Liens (as defined below), the Official Committee, the Debtors’ 30 largest unsecured creditors, any party that filed a request for service of notices with this Court, parties to unexpired leases of nonresidential real property of the Debtors, counsel to the Pre-Petition Agent and the Pre-Petition Lenders, and all parties who received notice of the Interim Order (as defined below), to the extent not included above, all in accordance with the provisions of the Interim Order, constitutes due and sufficient notice hereof and complies with Sections 102(1) and 364(c) of the Bankruptcy Code and Rules 2002 and 4001(c) of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”).

E.             The Interim Order.  On January 13, 2005, the Court entered the Interim Order (1) Approving Post-Petition Financing, (2) Authorizing Use of Cash Collateral, (3) Granting Liens and Providing Super-Priority Administrative Expense Status Pursuant to 11 U.S.C. §§ 363 and 364, (4) Authorizing Payment of Accrued Interest, (5) Modifying Automatic Stay, and (6) Setting Final Hearing (the “Interim Order”) (Docket No. 58).  Pursuant to the Interim Order and Rule

4001 of the Bankruptcy Rules, the Debtors were authorized, empowered and directed to execute the DIP Credit Agreement and incur secured borrowings (including the assumption of certain letter of credit obligations) from the DIP Agent and the DIP Lenders pursuant to the terms of that certain Commitment Letter dated January 11, 2005, which was annexed to the Interim Order as Exhibit A, on an interim basis pending a Final Hearing on the DIP Motion.  In accordance with the provisions of the Interim Order, the Debtors executed the DIP Credit Agreement, entered into the DIP Credit Facility with the DIP Agent and the DIP Lenders, used a portion of the proceeds of the DIP Facility to repay the Pre-Petition Obligations (other than the Pre-Petition Indemnification Obligations), and paid certain fees and other expenses described in the DIP Credit Agreement as such became due.  The findings of fact made in the Interim Order are incorporated herein by reference as if fully set forth herein.  Pursuant to the Interim Order, the Final Hearing was scheduled for February 14, 2005.

F.             Debtors’ Acknowledgements and Agreements.  Without prejudice to the rights of parties in interest as set forth in paragraph 3 below, the Debtors admit, stipulate, acknowledge and agree (collectively, paragraphs F(i), F(ii), F(iii) and F(iv) hereof shall be referred to herein as the “Debtors’ Stipulations”), that:

(i)            Pre-Petition Credit Agreement.  Prior to the commencement of the Cases, the Debtors were Borrowers under that certain Fourth Amended and Restated Loan and Security Agreement dated July 27, 2004, as amended and in effect (together with all related documents and agreements, the “Pre-Petition Credit Agreement”), by and among the Debtors, Wells Fargo Retail Finance, LLC, as Administrative Agent (solely in such capacity, the “Pre-Petition Agent”), National City Business Credit, Inc., as the Documentation Agent, Back Bay Capital Funding LLC, as Tranche B Agent (the “Pre-Petition Tranche B Agent”) and other financial institutions identified therein as “Lenders” and “Tranche B Lenders” (solely in such capacities and respectively, the “Pre-Petition Lenders” and the “Pre-Petition Tranche B Lenders”).

(ii)           Pre-Petition Obligations Amount.  As of the Petition Date, the Debtors were indebted to the Pre-Petition Agent and the Pre-Petition Lenders in the approximate amount of $55,312,158.08 in principal revolving loans, advances and/or other financial accommodations provided to or for the benefit of the Debtors (the “Pre-Petition Revolving Loans”), including, without limitation, $1,753,750 in letters of credit (the “Pre-Petition Letters of Credit”) and $13,000,000 in tranche B term loans (the “Pre-Petition Tranche B Loans” and, together with the Pre-Petition Revolving Loans, the Pre-Petition Letters of Credit and any and all unpaid principal, accrued and unpaid interest, any early termination fees which have not been waived, unpaid fees and attorneys’ fees, and other charges, amounts and costs owing, accrued, accruing or chargeable in respect of any of the Debtors’ obligations pursuant to the Pre-Petition Credit Agreement, but excluding the Pre-Petition Indemnification Obligations (as defined below), the “Pre-Petition Obligations”).

(iii)          Pre-Petition Liens.  (a) The Pre-Petition Liens (as defined below) are valid, binding, enforceable, and perfected first-priority liens subject only to the Prior Liens (as defined below) and are not subject to avoidance, recharacterization or subordination pursuant to the Bankruptcy Code or applicable non-bankruptcy law, (b) the Pre-Petition Obligations and the Pre-Petition Indemnification Obligations constitute legal, valid and binding obligations of the Debtors, enforceable in accordance with the terms thereof (other than in respect of the stay of enforcement arising from Section 362 of the Bankruptcy Code), no offsets, defenses or counterclaims to any of the Pre-Petition Obligations exist, and no portion of the Pre-Petition Obligations or the Pre-Petition Indemnification Obligations is subject to avoidance, recharacterization or subordination pursuant to the Bankruptcy Code or applicable non-bankruptcy law, (c) the Pre-Petition Obligations and the Pre-Petition Indemnification Obligations constitute allowed secured claims within the meaning of Section 506 of the Bankruptcy Code in an amount that is not less than $70,065,908.08 in unpaid principal and letter of credit reimbursement obligations, plus interest and fees, including, without limitation, any early termination fees which have not been waived, attorneys’ fees and related expenses, and other charges owing in respect thereof, and (d) the Debtors have waived, discharged and released the Pre-Petition Agent and the Pre-Petition Lenders together with their affiliates, agents, attorneys, officers, directors and employees of any right the Debtors may have (x) to challenge or object to any of the Pre-Petition Obligations, (y) to challenge or object to the security for the Pre-Petition Obligations and the Pre-Petition Indemnification Obligations, and (z) to bring or pursue any and all claims, objections, challenges, causes of action and/or choses in action arising out of, based upon or related to the Pre-Petition Credit Agreement, or otherwise.

(iv)          Pre-Petition Collateral.  To secure the Pre-Petition Obligations and the Pre-Petition Indemnification Obligations, the Debtors granted to the Pre-Petition Agent on behalf of the Pre-Petition Lenders, pursuant to the Pre-Petition Credit Agreement, security interests and liens (collectively referred to herein as the “Pre-Petition Liens”) as follows: a perfected first-priority security interest in and lien on the Debtors’ real property located in Thornton, Colorado, Real Property Collateral (as defined in the Pre-Petition Credit Agreement) and substantially all of the Debtors’ interests in personal property including, but not limited to, Accounts, Books, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral (each of the foregoing as defined in the DIP Credit Agreement), commercial tort claims, health care insurance receivables, money or other assets, whether then owned or thereafter acquired and any proceeds, products, rents and profits of all of the foregoing, whether tangible or intangible (collectively, the “Pre-Petition Collateral”), with priority over all other liens except for those certain liens otherwise permitted by the Pre-Petition Credit Agreement entitled to higher priority thereunder before the commencement of the Cases and/or Prior Liens (as defined below).

G.            Findings Regarding the Post-Petition Financing.

(i)            Need for Post-Petition Financing and Use of Cash Collateral.  A critical need exists for the Debtors to obtain funds from the DIP Credit Facility and use of Cash Collateral in order to purchase inventory, continue operations and to administer and preserve the value of their estates.  The ability of the Debtors to finance their operations requires the availability of working capital from the DIP Credit Facility and the use of Cash Collateral, the absence of which would immediately and irreparably harm the Debtors, their estates, their creditors and equity holders and the possibility for a successful reorganization.

(ii)           No Credit Available on More Favorable Terms.  The Debtors have been unable to obtain unsecured credit allowable under Bankruptcy Code Section 503(b)(1) as an administrative expense.  The Debtors are also unable to obtain secured credit, allowable only under Bankruptcy Code Sections 364(c)(2), 364(c)(3), and 364(d) on more favorable terms and conditions than those provided in the DIP Credit Agreement and this Final Order.  The Debtors are unable to obtain credit for borrowed money without the Debtors granting to the DIP Agent (i) except as otherwise set forth herein, liens on all of the assets of the Debtors pursuant to Bankruptcy Code Sections 364(c)(2), 364(c)(3) and 364(d) and (ii) super-priority administrative expense claim status pursuant to Bankruptcy Code Sections 503(b) and 507(b) as provided in Section 364(c)(1) of the Bankruptcy Code (such super-priority administrative expense claim having priority as provided by this Final Order).

H.            Section 552(b) Waiver.  In light of (a) the Pre-Petition Agent’s and the Pre-Petition Lenders’ agreement to (i) have their cash collateral used, and (ii) to the extent of their Pre-Petition Indemnification Obligations, to (x) be primed and (y) subordinate their Pre-Petition Liens to the Carve-Out and the DIP Protections (as defined below), and (b) agreement to allow to be paid under the DIP Credit Facility, among other things, certain pre-petition vendor charges, customer obligations, pre-petition wages, tax obligations, benefits, and insurance premiums for the benefit of employees and independent contractors, the Pre-Petition Agent, and the Pre-Petition Lenders are entitled to a waiver of any “equities of the case” claims under Section 552(b) of the Bankruptcy Code.

I.              Adequate Protection.  The Pre-Petition Agent and the Pre-Petition Lenders are entitled to receive adequate protection pursuant to Sections 361, 362, 363 and 364 of the Bankruptcy Code for any diminution in the value of their interest in the Debtors’ interest in the Pre-Petition Collateral, including the Cash Collateral, resulting from the Debtors’ use, sale or lease of the Pre-Petition Collateral, including Cash Collateral, during the Cases.  The DIP Facility will enable the Debtors to continue to operate their businesses and thereby preserve the value of the collateral securing the Pre-Petition Obligations.

J.             Business Judgment and Good Faith Pursuant to Section 364(e).  The terms and conditions of the DIP Credit Facility and the DIP Credit Agreement, and the fees paid and to be paid thereunder are fair, reasonable, and the best available under the circumstances, reflect the Debtors’ exercise of prudent business judgment consistent with their fiduciary duties, and are supported by reasonably equivalent value and consideration.  The DIP Credit Facility and the use of Cash Collateral were both negotiated in good faith and at arms’ length between the Debtors, the Office of the United States Trustee, the DIP Agent, the Pre-Petition Agent, the DIP Lenders

and the Pre-Petition Lenders.  Use of Cash Collateral and credit to be extended under the DIP Credit Facility will be extended in good faith pursuant to this Final Order, and for valid business purposes and uses, the consequence of which is that the DIP Agent and the DIP Lenders are entitled to the protection and benefits of Bankruptcy Code Section 364(e).

NOW, THEREFORE, on the DIP Motion of the Debtors and the record before the Court with respect to the DIP Motion, and with the consent of the Debtors, the Pre-Petition Agent, the Pre-Petition Lenders, the DIP Agent and the DIP Lenders to the form and entry of this Final Order, and based upon the foregoing findings and conclusions, and good cause appearing,

IT IS HEREBY ORDERED that:

1.             Authorization and Conditions to Financing.

1.1        Motion Granted.  The Motion is granted, subject to the terms and conditions set forth herein.

1.2        Approval of DIP Credit Agreement.  The terms of the Interim Order are hereby ratified and confirmed, including, without limitation, the terms empowering, directing and authorizing the Debtors to enter into the DIP Facility and to perform the DIP Obligations.  The DIP Credit Agreement evidences the valid and binding obligations of the Debtors, which obligations shall be enforceable against the Debtors, their estates and their creditors, in accordance with their terms.

1.3        Authorization to Borrow.  Consistent with the terms of this Final Order, the DIP Credit Agreement, the documents comprising the DIP Credit Facility, and the budget introduced into evidence at the Interim Hearing (as same may be modified from time to time, consistent with the terms of the DIP Credit Agreement, the “Budget”) the Debtors are hereby authorized through the Termination Date (as defined below) to (a) borrow and reborrow up to a total principal amount of $100,000,000 under the Revolver contained in the DIP Credit Facility (the “DIP Revolving Loans”), (b) issue and/or convert letters of credit previously issued under the Pre-Petition Credit Agreement to letters of credit under the DIP Facility, having a maximum drawing amount of not more than $5,000,000 (the “DIP Letters of Credit”), (c) borrow $13,000,000 in principal Tranche B Loans (the “DIP Tranche B Loans”) and (d) borrow $5,547,500 in principal Tranche C Loans (the “DIP Tranche C Loans” and together with the DIP Revolving Loan, DIP Letters of Credit and DIP Tranche B Loans, the “DIP Loan”).

1.4        Authorization to Use Cash Collateral.  The Debtors are hereby authorized to continue to use Cash Collateral (which as used herein shall include all funds in the Concentration Account (as defined in the Pre-Petition Credit Agreement) as of the Petition Date) for the purposes permitted by the DIP Credit Facility and the DIP Credit Agreement (consistent with the terms and provisions of the Budget).  The Debtors’ authorization to use Cash Collateral shall terminate upon an Event of Default, provided, however, that during the Remedies Notice Period (as defined below) the Debtors may use Cash Collateral solely to meet payroll obligations and pay expenses essential to the preservation of the Debtors and their estates.

1.5        Application of DIP Proceeds.  The Debtors are authorized to borrow and apply the DIP Loan under the DIP Credit Facility as set forth in the DIP Credit Agreement.

1.6        Pre-Petition Indemnification Obligations.  Notwithstanding the payment of the Pre-Petition Obligations in accordance with the Interim Order, the rights of the Pre-Petition Agent and Pre-Petition Lenders to indemnification and reimbursement of legal fees and expenses under the Pre-Petition Credit Agreement (collectively, the “Pre-Petition Indemnification Obligations”) (a) shall not terminate and shall continue pending indefeasible payment in full of the Pre-Petition Obligations and the later of (i) the Challenge Period Termination Date (as defined below), and (ii) the date by which any claims made or challenges raised as contemplated in paragraph 3 below have been finally determined (and after payment in full of any outstanding Pre-Petition Indemnification Obligations, on any such date, the “Pre-Petition Obligations Termination Date”) and (b) shall continue to be secured by (i) a lien in the Pre-Petition Collateral, subordinate only to the DIP Liens, the Carve-Out, and (x) liens which were valid, senior to the Pre-Petition Liens, perfected and otherwise unavoidable as of the Petition Date, (y) liens in existence immediately prior to the Petition Date that are perfected subsequent to the Petition Date as permitted by Section 546(b) of the Bankruptcy Code and/or (z) liens that are otherwise approved in writing by the DIP Agent, the Pre-Petition Agent and, at anytime prior to the Pre-Petition Obligations Termination Date, the Pre-Petition Tranche B Agent (to the extent any such liens listed in (x), (y) and (z) are valid, properly perfected, unavoidable, and senior, and without prejudice to the rights of any parties in interest to object to such liens, they are referred to as “Prior Liens”); and (ii) the Adequate Protection Security (as defined below); provided further, however, that the Pre-Petition Indemnification Obligations are subject to the rights of parties in interest as set forth in paragraph 3 hereof, and provided, further that nothing contained herein shall constitute a finding by the Court as to the propriety of the Pre-Petition Indemnification Obligations.

1.7        Application of Collateral Proceeds.  Whether before or after the occurrence and during the continuance of any Event of Default, all proceeds of the Collateral (as defined below) shall be applied as set forth in the DIP Credit Agreement.  After payment of the DIP Obligations in full pursuant to the terms of the DIP Credit Agreement, all proceeds of the Collateral shall next be used to pay the Pre-Petition Indemnification Obligations, if any.

2.             Post-Petition Liens; Super-Priority Administrative Claim Status; Adequate Protection.

2.1        Post-Petition Liens.  The DIP Agent, for the benefit of itself and the DIP Lenders, is hereby granted, pursuant to Sections 361, 362, 364(c)(2), 364(c)(3), and 364(d) of the Bankruptcy Code, first priority, continuing, valid, binding, enforceable, and automatically perfected postpetition security interests and other liens (collectively, the “DIP Liens”) (i) except as otherwise provided herein, in all presently owned and hereafter acquired assets of the Debtors, wherever located, whether now owned or leased (other than if subject to a true lease) or hereafter acquired or leased (other than if subject to a true lease), including without limitation, real, personal and fixture property (whether owned or leased, other than if subject to a true lease), accounts, books, goods (including equipment), deposit accounts, investment property, instruments, letter of credit rights, promissory notes, drafts, documents, chattel paper, inventory, general intangibles (including any agreements or contracts existing as of the date hereof, or hereafter entered into by the Debtors, relating to the liquidation or any other sale outside of the ordinary course of business of any of the Debtors’ assets), commercial tort claims, health care insurance receivables, all money and intellectual property, plus all owned real estate, the proceeds of the sale and/or assignment of any leasehold interests, and fixed assets at all of the Debtors’ leased facilities and owned locations and proceeds and products of all of the foregoing (including insurance proceeds) and all supporting obligations relating to the foregoing, (ii) in proceeds of any avoidance actions brought pursuant to Section 549 of the Bankruptcy Code to recover any post-petition transfer of Collateral of the DIP Agent or the DIP Lenders, (iii) in any unencumbered assets of the Debtors, and (iv) in all capital stock and other equity interests (the “Capital Stock”) in the Debtors (other than Ultimate Electronics, Inc.) and subsidiaries

(collectively, (i) through and including (iv),(1) the “DIP Collateral” and, together with the Pre-Petition Collateral and all other collateral security described in the DIP Credit Agreement, the “Collateral”).

2.2        DIP Lien Priority.  The DIP Liens (i) are created pursuant to Bankruptcy Code Sections 364(c)(2), 364(c)(3) and 364(d), (ii) are first, valid, prior, perfected, unavoidable, and superior to any security, mortgage, or collateral interest or lien or claim to any of the DIP Collateral, including, without limitation, the Replacement Liens and the Pre-Petition Liens, subject only to (a) the Carve-Out and (b) the Prior Liens, and (iii) shall secure all DIP Obligations.

2.3        Super-Priority Administrative Claim Status.  All DIP Obligations shall be an allowed super-priority administrative expense claim (the “DIP Super-Priority Claim” and, together with the DIP Liens, the “DIP Protections”) with priority (except as otherwise provided in paragraph 4 below) under Bankruptcy Code Sections 364(c)(1), 503(b) and 507(b) and otherwise over (i) the Pre-Petition Super-Priority Claims (as defined below), and (ii) all administrative expense claims and unsecured claims against the Debtors and their estates, now existing or hereafter arising, of any kind or nature whatsoever including, without limitation, administrative expenses of the kinds specified in or ordered pursuant to Bankruptcy Code Sections 105, 326, 330 (except as otherwise provided in paragraph 4 below), 328, 331, 503(a), 503(b), 507(a), 507(b), 546(c), 546(d), 726(b), 1113, and 1114, provided, however, that a holder of a Prior Lien shall be entitled to seek adequate protection, in accordance with the provisions of

(1)           For the avoidance of doubt, the DIP Collateral is not intended to include the proceeds of avoidance actions that may belong to the Debtors or their estates pursuant to Sections 506(c), 544, 547, 548 and, to the extent such recoveries are not the proceeds of the DIP Agent or DIP Lenders’ collateral, 549, of the Bankruptcy Code.

the Bankruptcy Code, in the form of a super-priority claim pari passu with the DIP Super-Priority Claim.  The granting of any such pari passu super-priority claim shall not constitute an Event of Default under the DIP Credit Agreement so long as the Prior Lien holder’s recourse to such super-priority claim is not in excess of the amount necessary to compensate the Prior Lien holder for any diminution in value of its interest in the Debtors’ interest in the collateral securing the Prior Lien arising from and after the Petition Date (if so entitled) on account of the use, sale or lease thereof by any of the Debtors.  Except for (a) the Carve-Out and (b) the Prior Liens, no costs or expenses of administration including, without limitation, professional fees allowed and payable under Bankruptcy Code Sections 328, 330, and 331, or otherwise, that have been or may be incurred in these proceedings, or in any case or cases pursuant to Chapter 7 of the Bankruptcy Code into which these cases may be converted, or in any other proceedings related thereto (hereinafter, any “Successor Cases”), and no priority claims to the DIP Collateral are, or will be, senior to, prior to, or on a parity with the DIP Protections or the DIP Obligations, or with any other claims of the DIP Agent or the DIP Lenders arising hereunder.

2.4        Adequate Protection.  (a) As adequate protection against the diminution in the value of the Pre-Petition Lenders’ interest in the Debtors’ interest in the Pre-Petition Collateral, including, without limitation, Cash Collateral, from the use, sale or lease thereof and to secure any Pre-Petition Indemnification Obligations, the Pre-Petition Agent and the Pre-Petition Lenders are hereby granted (x) additional and replacement security interests and liens (the “Replacement Liens”) and (y) super-priority claims (the “Pre-Petition Super-Priority Claims” and, together with the Replacement Liens, the “Adequate Protection Security”) all of equivalent scope and secured by the same liens with an interest in the same collateral as granted to the DIP Agent and the DIP Lenders under the DIP Credit Facility, the DIP Credit Agreement and this Final Order, provided, however, that the Adequate Protection Security shall be junior in priority only to (a) the DIP Protections, (b) the Prior Liens and (c) the Carve-Out.  In the event that it is subsequently determined that this adequate protection was insufficient and that the Pre-Petition Agent and the Pre-Petition Lenders are entitled to additional priority claims as set forth in Section 507(b) of the Bankruptcy Code, such priority treatment, subject to Court authorization, shall be subject only to (a) the Carve-Out, (b) the DIP Obligations, (c) the DIP Protections and (d) any adequate protection granted to the holders of a Prior Lien.

2.5        Modification of Automatic Stay.  The automatic stay imposed under Bankruptcy Code Section 362(a) is hereby modified as necessary to (i) permit the Debtors to grant the Replacement Liens and the DIP Liens; to incur all liabilities and obligations to the Pre-Petition Agent, the Pre-Petition Lenders, the DIP Agent and the DIP Lenders under the DIP Credit Agreement, the DIP Credit Facility and this Final Order; to satisfy any Pre-Petition Indemnification Obligation, and (ii) authorize the DIP Agent and the Pre-Petition Agent to retain and apply payments hereunder and file Notice Documents (as defined below).

2.6        Post-Petition and Replacement Lien Perfection.  This Final Order shall be sufficient and conclusive evidence of the validity, perfection, and priority of the DIP Liens and the Replacement Liens, without the necessity of filing or recording any financing statement or other instrument or document which may otherwise be required under the law of any jurisdiction or the taking of any other action to validate or perfect the DIP Liens and Replacement Liens or to entitle the DIP Agent and the Pre-Petition Agent to the priorities granted herein.  Notwithstanding the foregoing, the DIP Agent or the Pre-Petition Agent may, each in its sole discretion, file such financing statements, mortgages, notices of liens and other similar documents (in the aggregate, the “Notice Documents”), and all such Notice Documents shall be deemed to have been filed or recorded at the time and on the date of the commencement of the respective Cases.  The Debtors shall execute and deliver to the DIP Agent or the Pre-Petition Agent all such Notice Documents as the DIP Agent or the Pre-Petition Agent or any of the DIP Lenders or Pre-Petition Lenders may reasonably request to evidence, confirm, validate or perfect, or to insure the contemplated priority of, the DIP Liens and Replacement Liens granted pursuant hereto.  The DIP Agent and the Pre-Petition Agent, each in its discretion, may file a xerographic copy of this Final Order as a financing statement with any recording officer designated to file financing statements or with any registry of deeds or similar office in any jurisdiction in which the Debtors have real or personal property, and in such event, the subject filing or recording officer shall file or record such copy of this Final Order.

3.             Reservation of Certain Third Party Rights and Bar of Challenges and Claims.  Nothing in this Final Order or the DIP Credit Agreement shall prejudice whatever rights the Official Committee or any other party in interest other than the Debtors may have (a) to object to or challenge the findings herein, including, but not limited to, those in relation to (i) the validity, extent, perfection or priority of the mortgage, security interests and liens of the Pre-Petition Agent and the Pre-Petition Lenders in and to the Pre-Petition Collateral, or (ii) the validity, allowability, priority, status or size of the Pre-Petition Obligations, or (b) to bring suit against the Pre-Petition Agent or the Pre-Petition Lenders in connection with or related to the Pre-Petition Credit Facility, or the actions or inactions of the Pre-Petition Agent or the Pre-Petition Lenders arising out of or related to the Pre-Petition Credit Facility; provided, however, that, unless the Official Committee or any other party in interest commences a contested matter or adversary proceeding raising such objection, challenge, setoff, counterclaim or defense (or files a motion with the Bankruptcy Court seeking authority to do any of the foregoing) on or before April 21,

2005 (which is the date that is 90 days following the appointment of the Official Committee) (the “Challenge Period”, and the date that is the next calendar day after the termination of the Challenge Period, in the event that no objection, suit or challenge is raised during the Challenge Period shall be referred to as the “Challenge Period Termination Date”), upon the Challenge Period Termination Date, any and all such challenges, suits and objections by any party (including, without limitation, any official creditors’ committee(s) and any Chapter 11 or Chapter 7 trustee appointed herein) shall be deemed to be forever waived and barred, and the Pre-Petition Obligations shall be deemed to be allowed in full and, to the extent of the value of the Pre-Petition Collateral on the Petition Date, shall be deemed to be allowed as a secured claim within the meaning of Section 506 of the Bankruptcy Code for all purposes in connection with these Cases and the Debtors’ Stipulations shall be binding on all creditors, interest holders and parties in interest.  The Challenge Period shall not be extended without the written consent of the Pre-Petition Agent and the Pre-Petition Tranche B Agent or by order of the Court.

4.             Carve-Out.  The DIP Protections and the Adequate Protection Security are subject to a carve-out which shall be in an amount equal to the sum of (a) allowed administrative expenses pursuant to 28 U.S.C. § 1930 (a)(6) and (b) allowed fees and expenses incurred by the Debtors and any official committee(s) of creditors pursuant to Sections 327 and 1103 of the Bankruptcy Code (the “Carve-Out”).  For purposes of clause (b), (i) if, at the time of reference, a Termination Declaration Date (as defined in the DIP Credit Agreement) has not occurred, the amount of the Carve-Out shall not be limited (and such fees and expenses may be paid as otherwise permitted by the Bankruptcy Code and/or Court order, but remain subject to allowance by the Court, and the Carve-Out shall not be reduced by such payment), and (ii) if, at the time of reference, a Termination Declaration Date has occurred and is continuing, the amount of the

Carve-Out shall be limited to the sum of $2,000,000 (the “Carve-Out Amount”), regardless of whether the fees and expenses are allowed and unpaid at the time of the Termination Declaration Date or are incurred before or after such date.  The Carve-Out Amount shall be reduced by the amount of any unapplied retainers provided to professionals of the Debtors and any official committee(s) of creditors.  In no event may any portion of the Carve-Out be used to challenge the debt or collateral position of the DIP Agent, the DIP Lenders, the Pre-Petition Agent, or the Pre-Petition Lenders and the Carve-Out shall not include any fees and expenses incurred by any professional in connection with any of the following: (a) an assertion or joinder in (but excluding any investigation into) any claim, counter-claim, action, proceeding, application, motion, objection, defense, or other contested matter seeking any order, judgment, determination or similar relief: (i) challenging the legality, validity, priority, perfection, or enforceability of any of the Pre-Petition Obligations, the Pre-Petition Liens, the Adequate Protection Security, the DIP Obligations, or the DIP Protections, (ii) invalidating, setting aside, recharacterizing, avoiding, or subordinating, in whole or in part, the Pre-Petition Obligations, the Pre-Petition Liens, the Adequate Protection Security, the DIP Obligations, or the DIP Protections, or (iii) preventing, hindering, or delaying of the DIP Agent’s, DIP Lenders’, the Pre-Petition Agent’s, or the Pre-Petition Lenders’ assertion or enforcement of any of their respective liens, claims, rights or security interests or realization upon either the Pre-Petition Collateral or DIP Collateral (other than as contemplated by paragraph 10.2 below), (b) the commencement or prosecution of any action or proceeding or of any claims, causes of action, or defenses against the Pre-Petition Agent, the DIP Agent, the Pre-Petition Lenders or the DIP Lenders or any of their respective officers, directors, employees, agents, attorneys, affiliates, assigns, or successors, including, without limitation, any attempt to recover or avoid any claim or interest from the Pre-Petition

Agent, the DIP Agent, the Pre-Petition Lenders or the DIP Lenders under Chapter 5 of the Bankruptcy Code, or (c) selling or otherwise disposing of any Collateral, or incurring any indebtedness not permitted under the DIP Credit Agreement, without the DIP Agent’s express written consent; provided, however, that no more that $100,000 of the Carve-Out may be used to investigate any matters set forth in subparagraphs (a) through and including (c) hereof, whether such investigation shall occur before or after an Event of Default.  Nothing herein shall be construed as consent to the allowance of any professional fees or expenses or shall affect the right of the DIP Agent, the DIP Lenders, the Pre-Petition Agent or the Pre-Petition Lenders to object to the allowance and payment of such fees and expenses.

5.             Section 552(b) Claims.  No costs or expenses of administration which have been or may be incurred in the Cases at any time shall be charged against the Pre-Petition Agent or the Pre-Petition Lenders, their claims, or the Collateral, pursuant to Sections 105 or 522 of the Bankruptcy Code, without the prior written consent of the Pre-Petition Agent and the Pre-Petition Lenders, and no such consent shall be implied from any other action, inaction, or acquiescence by the Pre-Petition Agent or the Pre-Petition Lenders.

6.             Collateral Rights.  Unless the DIP Agent has provided its prior written consent or all DIP Obligations have been paid in full in cash (or will be paid in full in cash upon entry of an order approving indebtedness described in subparagraph (a) below), all commitments to lend have terminated and all DIP Letters of Credit have been cash secured as required by the DIP Credit Agreement, there shall not be entered in these proceedings, or in any Successor Cases, any order which authorizes any of the following:

(a)                                  the obtaining of credit or the incurring of indebtedness that is secured by a security, mortgage, or collateral interest or other lien on all or any portion of the Collateral and/or entitled to priority administrative status which is equal or senior to those granted to the DIP Agent, the DIP Lenders, the Pre-Petition Agent or the Pre-Petition Lenders herein; or

(b)                                 the enforcement of any claimed security, mortgage, or collateral interest or other lien of any person other than of the DIP Agent on all or any portion of the Collateral in a collective amount exceeding $10,000; or

(c)                                  the Debtors’ return of goods constituting Collateral pursuant to Section 546(g) of the Bankruptcy Code other than as allowed in the DIP Credit Agreement.

7.             Proceeds.  Without limiting the provisions and protections of Paragraph 6, above, if at any time prior to the repayment in full of all DIP Obligations and the termination of the DIP Agent’s and DIP Lenders’ obligation to make loans and advances under the DIP Credit Facility, including subsequent to the confirmation of any plan with respect to any or all of the Debtors, the Debtors’ estates, any trustee, any examiner with enlarged powers or any responsible officer, subsequently appointed shall obtain credit or incur debt pursuant to Bankruptcy Code Sections 364(b), 364(c) or 364(d), then all of the cash proceeds derived from such credit or debt shall immediately be turned over to the DIP Agent in pro rata reduction of the DIP Obligations.

8.             Termination Date.  (a) All DIP Obligations of the Debtors to the DIP Agent and the DIP Lenders shall be immediately due and payable, and (b) the authority to use the Cash Collateral shall cease (subject to the Debtors’ limited right to use Cash Collateral during the Remedies Notice Period for payroll and essential expenses as provided in paragraph 10.2 below), both on the date (the “Termination Date”) that is the earliest to occur of:

(a)                                  the date that is a “Termination Declaration Date” under the DIP Credit Agreement;

(b)                                 acceleration by the DIP Agent and/or the DIP Lenders upon the occurrence of an Event of Default;

(c)                                  the consummation of a sale of all or substantially all of the Debtors’ assets pursuant to Section 363 of the Bankruptcy Code; and

(d)                                 the effective date of any plan for any of the Debtors confirmed pursuant to Bankruptcy Code Section 1129.

9.             Payment Upon Maturity.  The DIP Obligations shall be due and payable, without notice or demand, on the Termination Date.  Any DIP Letter of Credit outstanding on the Termination Date shall be cash collateralized in an amount equal to 105% of the maximum drawing amount.

10.           Events of Default; Remedies.

10.1    Events of Default.  The occurrence of any of the following events shall constitute Events of Default under this Final Order:

(a)           the failure by the Debtors to perform, in any respect, any of the terms, conditions, covenants, or their obligations under this Final Order;

(b)           an “Event of Default” under the DIP Credit Agreement;

(c)           the failure of the Debtors to deliver, within 60 days following the Closing Date (as defined in the DIP Credit Agreement), to the DIP Agent a new business plan through the Termination Date (as defined in the DIP Credit Agreement) which shall be in form and substance reasonably satisfactory to the DIP Agent (including, without limitation, as to adequate liquidity at all times) and shall contain, among other things (i) the go forward store base for the Debtors, and (ii) the liquidation strategy for any stores which are to be closed;

(d)           the obtaining of credit or the incurring of indebtedness that is (i) secured by a security interest, mortgage or other lien on all or any portion of the Collateral which is equal or senior to any security interest, mortgage or other lien of the DIP Agent or the Pre-Petition Agent, or (ii) entitled to priority administrative status which is equal or senior to that granted to the DIP Agent, the DIP Lenders, the Pre-Petition Lenders or the Pre-Petition Agent herein, each without first having provided for indefeasible payment in full of the DIP Obligations and the Pre-Petition Obligations (including cash collateralization of letters of credit);

(e)           the entry of an order permitting either foreclosure or the pursuit of remedies outside the ordinary course of business with respect to any claimed security interest, mortgage, or other lien or interest of any person other than of the DIP Agent, the DIP Lenders, the Pre-Petition Lenders and the Pre-Petition Agent in or on all or any portion of the Collateral or the Pre-Petition Collateral, as applicable, in a collective amount exceeding $10,000;

(f)            any of the Debtors’ return of goods constituting Collateral pursuant to Section 546(g) of the Bankruptcy Code, without the express prior written consent of the DIP Agent or as otherwise allowed in the DIP Credit Agreement;

(g)           reversal, vacatur or modification (without the express prior written consent of the DIP Agent, the DIP Lenders, the Pre-Petition Lenders and the Pre-Petition Agent) of the Interim Order or this Final Order;

(h)           the failure of the Debtors to consummate a plan of reorganization within 90 days of the entry of an order confirming such plan;

(i)            dismissal or conversion to Chapter 7 of any of the Debtors’ Cases or the appointment of a Chapter 11 trustee or examiner with enlarged powers or other responsible person for any of the Debtors’ Cases;

(j)            the filing by the Debtors of an application for an order converting or a notice of conversion of any of the Cases to a case under Chapter 7 of the Bankruptcy Code;

(k)           Mark J. Wattles shall cease to be the Chairman of the Board and Chief Restructuring Officer of the Debtors and a replacement acceptable to the DIP Agent and Pre-Petition Agent has not been proposed within ten (10) days thereafter;

(l)            any material misrepresentation of fact made after the Petition Date by any of the Debtors to any of the DIP Agent, the DIP Lenders, the Pre-Petition Lenders and the Pre-Petition Agent or their agents about the financial condition of the Debtors, or any of them, the nature, extent, location or quality of any collateral, or the disposition or use of any collateral, including Cash Collateral; or

(m)          the sale of all or a substantial portion of the Debtors’ assets without the Debtors having agreed with the DIP Agent and the DIP Lenders, and if they shall at the relevant time have debt outstanding, the Pre-Petition Lenders and the Pre-Petition Agent, in writing, at or before the time of any such sale.

10.2    Rights and Remedies Upon Event of Default.  Immediately upon the occurrence of an Event of Default, the DIP Agent may declare all DIP Obligations to be immediately due and payable and may declare a termination, reduction or restriction of any further commitment to extend credit to the Debtors to the extent any such commitment remains.  Any automatic stay otherwise applicable to the DIP Agent, the DIP Lenders, the Pre-Petition Agent and the Pre-Petition Lenders is hereby modified so that after the occurrence of any Event of Default (i) the DIP Agent may take the actions described in the preceding sentence and (ii) at any time after the DIP Agent has given five (5) business days’ prior notice (a “Remedies Notice”) of such occurrence (the “Remedies Notice Period”), in each case given to the Debtors, counsel to the Debtors, counsel for the Official Committee, and the United States Trustee, subject to the provisions related to the Foreclosure Injunction provided below, (a) the DIP Agent and the DIP Lenders shall be entitled to exercise all of their other rights and remedies in accordance with the DIP Credit Agreement and this Final Order and shall be permitted to satisfy the DIP Super-Priority Claim and (b) the Pre-Petition Agent and the Pre-Petition Lenders, with the prior written consent of the DIP Agent, shall be entitled to exercise their rights and remedies to collect any and all Pre-Petition Indemnification Obligations, each without further order of or application or motion to the Court and without restriction or restraint by any stay under Sections 362 or 105 of the Bankruptcy Code or otherwise against the enforcement of the liens and security interest or any other rights and remedies granted to the DIP Agent, the DIP Lenders, the Pre-Petition Agent and/or the Pre-Petition Lenders pursuant to the DIP Credit Agreement or this Final Order.  The DIP Agent and the DIP Lenders may foreclose on all or any portion of the Collateral, collect accounts receivables and apply the proceeds thereof (first, to the DIP Obligations and second, when such DIP Obligations are paid in full, to the Pre-Petition Indemnification Obligations in the event that the Pre-Petition Obligations Termination Date has not occurred), and subject to the provisions of paragraphs 10.4 and 10.5 hereof, occupy the Debtors’ premises to complete inventories, fulfill orders and sell inventories, execute going out-of-business sales or otherwise exercise remedies permitted by the DIP Credit Agreement and/or by applicable nonbankruptcy law.  During the Remedies Notice Period, the Debtors or the Official Committee shall be entitled to request an emergency hearing for the sole purposes of (a) contesting whether an Event of Default has occurred or (b) only if the Event of Default is set forth in (x) paragraph 10.1(k) of this Final Order in the event that Wells Fargo Retail Finance LLC is no longer DIP Agent, (y) paragraph 10.1(e) (to the extent that the amount at issue is less than $100,000 in the aggregate) or paragraph 10.1(h) of this Final Order, or (z) sections 9.3, 9.4, 9.7, 9.13, 9.14 (to the extent that the amount at issue is less than $100,000 in the aggregate), 9.19, 9.20, or 9.21 of the DIP Credit Agreement, seeking an injunction from the Bankruptcy Court limited to preventing the DIP Agent from foreclosing on any of the Collateral, collecting accounts receivable and applying the proceeds thereof, occupying the premises to complete inventories, fulfill orders and sell inventories, execute going out-of-business sales or otherwise exercise remedies permitted by the DIP Credit Agreement and/or by applicable nonbankruptcy law to satisfy the DIP Obligations (a “Foreclosure Injunction”).  In any such emergency hearing, all rights, privileges and remedies of the DIP Agent and the DIP Lenders are preserved.  Within one (1) business day after receipt of a Remedies Notice, the Debtors will send a copy to all of their landlords and any known holders of Prior Liens, via telecopy and U.S. mail.  Neither the Debtors nor any other party in interest on their behalf will have any right to use or seek to use Cash Collateral during the Remedies Notice Period, except to the extent solely necessary to meet payroll obligations and expenses essential to the preservation of the Debtors and their estates.  After the Remedies Notice Period, unless the Bankruptcy Court determines that an Event of Default has not occurred, there shall be no right to use or seek to use Cash Collateral.  Unless during the Remedies Notice Period the Bankruptcy Court determines that an Event of Default has not occurred or issues a Foreclosure Injunction, the automatic stay, as to the DIP Lenders, the DIP Agent, the Pre-Petition Lenders and the Pre-Petition Agent shall automatically be terminated at the end of the Remedies Notice Period and without further notice or order to permit the DIP Agent, the DIP Lenders, the Pre-Petition Agent and the Pre-Petition Lenders to pursue the remedies set forth above.  Regardless of anything contained herein to the contrary, prior to the payment in full in cash of the DIP Revolving Loan and the DIP Tranche B Loan, holders of the DIP Tranche C Loan shall have no right to take any enforcement action or pursue any right or remedy unless first expressly authorized by the DIP Agent in writing.

10.3    Disposition of Collateral.  If the DIP Agent or DIP Lenders exercise any of their rights and remedies upon the occurrence of an Event of Default, the DIP Agent may retain one or more agents to sell, lease, or otherwise dispose of the Collateral, subject to the provisions of paragraphs 10.4 and 10.5 below.  In any exercise of rights and remedies upon an Event of Default under the DIP Credit Agreement, the DIP Agent and DIP Lenders are authorized to proceed under or pursuant to the DIP Credit Agreement.

10.4    Sale of Assets.  In the exercise of the DIP Agent’s rights and remedies upon an Event of Default,

(a)                                  consistent with the provisions of paragraph 10.5 below, the DIP Agent may by written notice to the Debtors require the Debtors to file a motion seeking to retain one or more agents to sell, lease, or otherwise dispose of the Collateral on terms acceptable to the DIP Agent, (a) in accordance with Section 365 of the Bankruptcy Code and (b) subject to the landlords’ right to object and prior approval of the Bankruptcy Court.  The Debtors shall file such motion within ten (10) business days of the DIP Agent’s request and shall diligently prosecute such motion.  If the Debtors fail to so file the motion, the DIP Agent may file and prosecute such a motion in the name of the Debtors; and/or

(b)                                 consistent with the provisions of paragraph 10.5 below, the DIP Agent may by written notice to the Debtors require the Debtors to file a motion or motions seeking to sell, assume, assign, or otherwise dispose of any or all of the real estate (including, without limitation, leasehold interests) of the Debtors pursuant to Sections 363 and 365 of the Bankruptcy Code, on terms acceptable to the DIP Agent, (a) in accordance with Section 365 of the Bankruptcy Code and (b) subject to the landlords’ right to object and prior approval of the Bankruptcy Court.  The Debtors shall file such motion or motions within ten (10) business days of the DIP Agent’s request and shall diligently prosecute such motion.  If the Debtors fail to so file the motion, the DIP Agent may file and prosecute such a motion in the name of the Debtors; and/or

(c)                                  the DIP Agent may proceed under or pursuant to the DIP Credit Agreement.

Any Prior Liens that have a valid, properly perfected, unavoidable and senior interest in any collateral that is the subject of a sale of assets as set forth in this paragraph 10.4, will attach to the proceeds of such sale with the same validity and priority and to the same extent as they held in such collateral prior to the sale.  All proceeds realized from any of the foregoing shall be turned over to the DIP Agent for application to the DIP Obligations under, and in accordance with the provisions of, the DIP Credit Agreement and this Final Order, provided, however that the proceeds of any collateral that is subject to the Prior Liens shall be first turned over to the holders of the Prior Liens until their claims have been paid in full, and shall thereafter be turned over to the DIP Agent as provided herein.

10.5    Leased Premises.        (i)       Upon five (5) business days written notice to the landlord of any leased premises that the Termination Date has occurred, the DIP Agent or the Pre-Petition Agent may, subject to any separate agreement by and between such landlord and the DIP Agent or the Pre-Petition Agent, if any, and subject to the other provisions of this Final Order, enter upon any leased premises of the Debtors for the purpose of exercising any remedy with respect to the Collateral, provided that (a) all of the landlords’ rights and privileges, if any, are reserved and (b) the Debtors shall remain obligated to pay any rent and additional rent due under the terms of their leases and in the event that such obligations are not fulfilled, then whoever is occupying the leased premises as set forth in this paragraph 10.5 shall only pay rent and additional rent obligations of the Debtors that first arise after the DIP Agent’s or the Pre-Petition Agent’s written notice referenced above and that are payable during the period of such occupancy by the DIP Agent or the Pre-Petition Agent, or their agents, calculated on a per diem basis.  Nothing herein shall require the DIP Agent or the Pre-Petition Agent to assume any lease as a condition to the rights afforded to the DIP Agent or the Pre-Petition Agent in this paragraph.  Furthermore, any title, landlord’s lien, right of distraint or levy, security interest or other interest that any landlord may have in any Collateral located on such leased premises, to the extent the same is not void under Section 545 of the Bankruptcy Code, is hereby expressly subordinated to the liens of the DIP Agent or the Pre-Petition Agent in the Collateral.  Notwithstanding anything contained herein to the contrary or otherwise, in relation to the Debtors’ leased locations, the Debtors and/or the DIP Agent, as the case may be, shall be entitled to move the Court for approval to conduct liquidation or “going-out-of-business sales” in accordance with the provisions of paragraph 10.4 hereof and subject to the terms approved by the Court, which hearing shall be upon not less than five (5) business days’ written notice to interested parties, including, without limitation, the landlord to any affected leased location and the Official Committee.  Nothing contained herein shall be deemed to prejudice the rights of interested parties other than the Debtors, including, without limitation, the landlord to any affected leased location and the Official Committee, to object to such a request.  Prior to moving the Court for approval of the terms of a proposed going-out-of-business sale or the retention of a proposed liquidator, the Debtors and the DIP Agent will confer with the Official Committee as to the terms and conditions related thereto.

(ii)           Pursuant to Sections 363(b)(1) and 364(c)(2) of the Bankruptcy Code, any provision of any lease, contract or other agreement that requires the consent or approval of one or more landlords or other parties in order for the Debtors to pledge, grant, sell, transfer or otherwise assign any leasehold interest or the proceeds thereof shall not prevent the attachment or perfection of any security interest, mortgage, deed of trust or other lien in favor of the DIP Agent or the Pre-Petition Agent as contemplated hereby in the proceeds or assignment of any such leasehold interests or affect the priority of any such security interest, mortgage, deed of trust or other lien.

10.6            Other Remedies.  Nothing included herein shall prejudice, impair, or otherwise affect (a) the Pre-Petition Agent’s and the Pre-Petition Lenders’ right to seek any other or supplemental relief in respect of the Debtors, (b) the DIP Agent’s or the DIP Lenders’ rights to seek any other or supplemental relief in respect of the Debtors, or (c) the DIP Agent’s or the DIP Lenders’ (or their affiliates’) rights, as provided in the DIP Credit Agreement or the DIP Credit Facility, to suspend or terminate providing any form or type of financial accommodation to the Debtors, including, without limitation, in relation to any of the DIP Loan, the DIP Obligations, the DIP Credit Agreement, or the DIP Facility, all in accordance with the terms of and to the extent provided for in the DIP Credit Agreement.

11.           Other Rights and Obligations.

11.1          No Modification or Stay of this Final Order.  Based on the findings set forth in this Final Order and in accordance with Section 364(e) of the Bankruptcy Code, which is applicable to the DIP Credit Facility, in the event any or all of the provisions of this Final Order are hereafter modified, amended or vacated by a subsequent order of this or any other Court, no such modification, amendment or vacatur shall affect the validity and enforceability of any advances made hereunder or lien or priority authorized or created hereby.  Notwithstanding any such modification, amendment or vacatur, any claim, the Adequate Protection Security, and/or the DIP Protections or other form of security granted to the DIP Agent, the DIP Lenders, the Pre-Petition Agent or the Pre-Petition Lenders hereunder arising prior to the effective date of such modification, amendment or vacatur shall be governed in all respects by the original provisions of this Final Order, and the DIP Agent, the DIP Lenders, the Pre-Petition Agent and the Pre-Petition Lenders, as the case may be, shall be entitled to all of the rights, remedies, privileges and benefits, including, without limitation, the DIP Protections and Adequate Protection Security granted herein, with respect to any such claim.

11.2          Binding Effect.  The provisions of this Final Order shall be binding upon and inure to the benefit of the DIP Agent, the DIP Lenders, the Pre-Petition Agent and the Pre-Petition Lenders, the Debtors and their respective successors and assigns (including any trustee or other fiduciary hereinafter appointed as a legal representative of the Debtors or with respect to the property of the estate of the Debtors) whether in the Cases, in any subsequent cases under Chapter 7 of the Bankruptcy Code or upon dismissal of any such Chapter 11 or Chapter 7 case.

11.3          Intercompany Claims.  Any claims of subrogation, contribution, indemnification or otherwise which any Debtor may have against any other Debtor are hereby subordinated to (and only to) (a) the claims of the DIP Agent and the DIP Lenders under the DIP Credit Agreement and (b) subject to the rights of set forth in paragraph 3 hereof, the claims of the Pre-Petition Lenders and the Pre-Petition Agent under the Pre-Petition Credit Agreement, and shall not be paid until all such DIP Obligations and Pre-Petition Obligations have been irrevocably paid in full and the commitments of the DIP Agent and the DIP Lenders under the

DIP Credit Facility and the Pre-Petition Agent and the Pre-Petition Lenders under the Pre-Petition Credit Facility have both been terminated.

11.4          No Waiver.  The failure of the Pre-Petition Agent, the Pre-Petition Lenders, the DIP Agent or the DIP Lenders to seek relief or otherwise exercise their rights and remedies under the DIP Credit Agreement, the DIP Credit Facility or this Final Order, shall not constitute a waiver of any of their rights hereunder, thereunder, or otherwise.  Notwithstanding anything herein, the entry of this Final Order is without prejudice to, and does not constitute a waiver of, expressly or implicitly, or otherwise impair (a) the rights of the Pre-Petition Agent, the Pre-Petition Lenders, the DIP Agent or the DIP Lenders under the Bankruptcy Code or under non-bankruptcy law, including without limitation, the rights to (i) request conversion of any of the Cases to cases under Chapter 7, dismissal of any of the Cases, or the appointment of a trustee in any of the Cases (but only in the event an Event of Default has occurred and is continuing), or (ii) propose, subject to the provisions of Section 1121 of the Bankruptcy Code, a Chapter 11 plan or plans or (b) any of the rights, claims or privileges (whether legal, equitable or otherwise) of the Pre-Petition Agent, the Pre-Pre-Petition Lenders, the DIP Agent or the DIP Lenders.

11.5          No Third Party Rights.  This Final Order does not create any rights for the benefit of any third party, creditor, equity holder or any direct, indirect, or incidental beneficiary.

11.6          No Marshalling.  In no event shall the DIP Agent or the DIP Lenders be subject to the equitable doctrine of “marshalling” or any similar doctrine with respect to the DIP Collateral nor to any “equities of the case” exception under Section 552(b) of the Bankruptcy Code.

11.7          Amendment.  The Debtors and the DIP Agent (after having obtained the approval of the DIP Lenders to the extent required by the DIP Credit Agreement) may amend or waive any provision of the DIP Credit Agreement, provided that such amendment or waiver, in the judgment of the Debtors, the DIP Agent and the Official Committee, is either nonprejudicial to the rights of third parties or is not material.  Except as otherwise provided herein, no waiver, modification, or amendment of any of the provisions hereof shall be effective unless set forth in writing, signed by on behalf of all the Debtors and the DIP Agent (after having obtained the approval of the DIP Lenders as provided in the DIP Credit Agreement) and approved by the Bankruptcy Court.  No amendment to this Final Order that adversely affects the Pre-Petition Tranche B Lenders will be approved absent the prior consent of the Pre-Petition Tranche B Agent.

11.8          Survival of Final Order.  The provisions of this Final Order and any actions taken pursuant hereto shall survive entry of any order which may be entered (a) confirming any plan of reorganization (a “Plan”) in any of these Cases, (b) converting any of the Cases to a case under Chapter 7 of the Bankruptcy Code, or (c) dismissing any of the Cases, and the terms and provisions of this Final Order as well as the DIP Protections and Adequate Protection Security granted pursuant to this Final Order and the DIP Credit Agreement, shall continue in full force and effect notwithstanding the entry of such order, and such DIP Protections and Adequate Protection Security shall maintain their priority as provided by this Final Order until all the obligations of the Debtors to the DIP Agent, the DIP Lenders, the Pre-Petition Lenders and the Pre-Petition Agent pursuant to the DIP Credit Agreement, the Pre-Petition Credit Agreement and this Final Order are indefeasibly paid in full and discharged.  The DIP Obligations and the Pre-Petition Obligations shall not be discharged by the entry of an order confirming a Plan, the Debtors having waived such discharge.  None of the Debtors shall propose or support any Plan that is not conditioned upon the payment in full in cash of all of the

DIP Obligations, on or prior to the earlier to occur of (i) the effective date of such Plan and (ii) the Termination Date.

11.9          Inconsistency.  In the event of any inconsistency between the terms and conditions of the DIP Credit Agreement and of this Final Order, the provisions of this Final Order shall govern and control.

11.10        Joint and Several Liability.  Nothing in this Final Order shall be construed to constitute a substantive consolidation of the Debtors’ estates, it being understood, however, that the Debtors shall be jointly and severally liable to the DIP Agent, the DIP Lenders, the Pre-Petition Agent and the Pre-Petition Lenders in accordance with the terms of the Pre-Petition Credit Agreement, the DIP Credit Facility and the DIP Credit Agreement.

11.11        Enforceability.  This Final Order shall constitute findings of fact and conclusions of law pursuant to the Bankruptcy Rule 7052 and for the reasons set forth in paragraphs G, H, I and J hereof shall take effect and be fully enforceable immediately upon execution hereof pursuant to Bankruptcy Rule 4001(c)(2).

11.12        Objections Overruled.  All objections to the DIP Motion, to the extent not withdrawn or resolved, are hereby overruled.

11.13        Retention of Jurisdiction.  The Court has and will retain jurisdiction to enforce this Final Order according to its terms

SO ORDERED by the Court this 14th day of February, 2005.

The Honorable Peter J. Walsh
United States Bankruptcy Judge